Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Fourth Quarter and Full Year 2023 Results

•
Q4 GAAP revenue of $1.05 billion, down 4% on a reported basis, or up 3% on an adjusted basis
•
Q4 GAAP EPS of $0.35, down 46%, and Q4 adjusted EPS of $0.37, up 16%
•
Consumer Money Transfer transactions grew 5% in Q4 led by 13% growth in Branded Digital transactions
•
Generated nearly $800 million in operating cash flow in 2023, with adjusted free cash flow conversion over 100%
•
Board of Directors approve dividend of $0.235 per share in the first quarter of 2024

DENVER, February 6, 2024 – The Western Union Company (the “Company” or “Western Union”) (NYSE: WU) today reported fourth quarter and full year 2023 results.

The Company’s fourth-quarter revenue of $1.05 billion declined 4% on a reported basis or grew 3% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year period. Argentinian inflation benefited revenue by approximately four percentage points.

“2023 was an important year for Western Union, as it was the first full year implementing our ‘Evolve 2025’ strategy,” said Devin McGranahan, President and Chief Executive Officer. “We made significant progress on strategic objectives including returning our Branded Digital business back to revenue growth and stabilizing retail transaction growth. We also delivered strong operating cash flow and returned significant capital to our shareholders through dividends and share repurchases.”

McGranahan added, “As we enter 2024, we are confident in our ability to continue executing on our strategy, to drive long-term growth, and expand our value proposition to better serve the aspiring populations of the world.”

GAAP EPS in the fourth quarter was $0.35 compared to $0.65 in the prior year period. The year-over-year decrease in GAAP EPS was due to the prior year period being positively impacted by both the sale of the Business Solutions business and a lower GAAP effective tax rate due to the reversal of uncertain tax positions. Adjusted EPS in the fourth quarter was $0.37 compared to $0.32 in the prior year period, with the current year period benefiting from higher adjusted operating profit and a lower share count.

The Board of Directors today approved the first quarter dividend of $0.235 per common share, payable March 29, 2024, to shareholders of record at the close of business on March 15, 2024.

Q4 Business Results

•
The Company’s Consumer Money Transfer (CMT) segment revenue, which was previously referred to as the Consumer-to-Consumer (C2C) segment, decreased 1% on a reported and constant currency basis, while transactions increased 5% compared to the prior year period. Regionally, revenue increased in MEASA, led by Iraq, and LACA. This growth was partially offset by softness in Europe & CIS, North America, and APAC, which all improved sequentially.
•
Branded Digital revenue increased 4% on a reported and constant currency basis with transaction growth of 13%. The Branded Digital business represented 23% and 29% of total CMT revenues and transactions, respectively.

Q4 Financial Results

•
GAAP operating margin in the quarter was 15.1%, compared to 13.9% in the prior year period. The adjusted operating margin was 16.1% compared to 15.8% in the prior year period. The increase in the GAAP and adjusted operating margin was due to the net savings related to the Company’s Operating Expense Redeployment Program and changes in foreign currencies, partially offset by higher marketing investment.
•
The GAAP effective tax rate in the quarter was 11.9%, compared to (15.2%) in the prior year period. The adjusted effective tax rate was 14.1% in the quarter, compared to 14.7% in the prior year period.

2023 Full Year Financial Results

•
The Company’s full year 2023 revenue of $4.36 billion declined 3% on a reported basis or grew 4% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year. Argentinian inflation benefited revenue by approximately three percentage points.
•
GAAP operating margin was 18.8%, compared to 19.8% in the prior year. The adjusted operating margin was 19.6% compared to 20.4% in the prior year. The decrease in the GAAP and adjusted operating margin was primarily due to higher variable costs and technology spend related to the Company’s ‘Evolve 2025’ strategy, partially offset by net savings related to the Company’s 5-year $150 million Operating Expense Redeployment Program, which generated savings of over $50 million in 2023.
•
The GAAP effective tax rate for 2023 was 16.1% compared to 9.7% in the prior year. The adjusted effective tax rate was 15.2% compared to 15.0% in the prior year.
•
GAAP EPS was $1.68, compared to $2.34 in 2022, while adjusted EPS was $1.74, compared to $1.76 in 2022. In 2022, Business Solutions and operations in Russia and Belarus contributed $0.09 to EPS. The year-over-year decrease in GAAP EPS was primarily due to the gain on sale from the Business Solutions business as well as a lower effective tax rate due to the reversal of uncertain tax positions in the prior year. The year-over-year decrease in adjusted EPS was due to lower operating profit, partially offset by lower share count.
•
Cash flow from operating activities was $783 million for the year. In 2023, the Company returned approximately $646 million to shareholders in dividends and share repurchases, consisting of $346 million in dividends and $300 million in share repurchases.

2024 Outlook

The Company expects the following financial outlook for full year 2024, which assumes no material changes in macroeconomic conditions, including changes in foreign currencies or Argentinian inflation.

	GAAP	Adjusted
Revenue (in millions)[1]	$4,075 to $4,175	$4,100 to $4,200
Operating Margin	18% to 20%	19% to 21%
EPS[2]	$1.57 to $1.67	$1.65 to $1.75

1 Adjusted revenue excludes the impact of currency and Argentinian inflation; Iraq expected to contribute between $50 million to $100 million in revenue in 2024

2 The GAAP and adjusted effective tax rates are expected to be in the mid-teens range

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the conference call via telephone in the U.S., dial +1 (719) 359-4580 15 minutes prior to the start of the call, followed by the meeting ID, which is 995 0186 3336, and the passcode, which is 753563. To listen to the conference call via telephone outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 995 0186 3336, and the passcode, which is 753563.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," "projects," "designed to," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2022. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price or customer experience, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers; changes in tax laws, or their interpretation, any subsequent regulation, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to attract and retain qualified key employees and to manage our workforce successfully; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, immigration, and sustainability reporting including climate-related reporting; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau (“CFPB”) and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as catastrophic events and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Our leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments—across more than 200 countries and territories and over 130 currencies—to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Our goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Brad Jones

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Revenues	$1,052.3	$1,091.9	(4)%	$4,357.0	$4,475.5	(3)%
Expenses:
Cost of services	656.1	681.0	(4)%	2,671.7	2,626.4	2%
Selling, general, and administrative	236.9	259.3	(9)%	867.8	964.2	(10)%
Total expenses	893.0	940.3	(5)%	3,539.5	3,590.6	(1)%
Operating income	159.3	151.6	5%	817.5	884.9	(8)%
Other income/(expense):
Gain on divestiture of business (a)	—	96.9	(b)	18.0	248.3	(b)
Interest income	4.6	6.6	(30)%	15.6	13.9	13%
Interest expense	(26.3)	(26.2)	0%	(105.3)	(101.0)	4%
Other income/(expense), net	6.5	(12.4)	(b)	—	(37.5)	(b)
Total other income/(expense), net	(15.2)	64.9	(b)	(71.7)	123.7	(b)
Income before income taxes	144.1	216.5	(33)%	745.8	1,008.6	(26)%
Provision/(benefit) for income taxes	17.1	(32.9)	(b)	119.8	98.0	22%
Net income	$127.0	$249.4	(49)%	$626.0	$910.6	(31)%
Earnings per share:
Basic	$0.35	$0.65	(46)%	$1.69	$2.35	(28)%
Diluted	$0.35	$0.65	(46)%	$1.68	$2.34	(28)%
Weighted-average shares outstanding:
Basic	359.7	382.5		370.8	387.2
Diluted	361.1	383.9		371.8	388.4

_________________________________________________

(a)
On March 1, 2022, December 31, 2022 and July 1, 2023, the Company completed the first, second and final closes, respectively, of the sale of its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, "the Buyer").
(b)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	December 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$1,268.6	$1,285.9
Settlement assets	3,687.0	3,486.8
Property and equipment, net of accumulated depreciation of $438.8 and $512.8, respectively	91.4	109.6
Goodwill	2,034.6	2,034.6
Other intangible assets, net of accumulated amortization of $685.9 and $616.3, respectively	380.2	457.9
Other assets	737.0	859.9
Assets held for sale (a)	—	261.6
Total assets	$8,198.8	$8,496.3
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$453.0	$464.0
Settlement obligations	3,687.0	3,486.8
Income taxes payable	659.5	725.3
Deferred tax liability, net	147.6	158.5
Borrowings	2,504.6	2,616.8
Other liabilities	268.1	384.6
Liabilities associated with assets held for sale (a)	—	182.5
Total liabilities	7,719.8	8,018.5

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 350.5 shares and 373.5 shares issued and outstanding as of December 31, 2023 and 2022, respectively	3.5	3.7
Capital surplus	1,031.9	995.9
Accumulated deficit	(389.1)	(353.9)
Accumulated other comprehensive loss	(167.3)	(167.9)
Total stockholders' equity	479.0	477.8
Total liabilities and stockholders' equity	$8,198.8	$8,496.3

_________________________________________________

(a)
Includes balances associated with the Company’s Business Solutions business, which were held for sale as of December 31, 2022. The Company completed the final closing of its Business Solutions business on July 1, 2023.

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$626.0	$910.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39.1	42.7
Amortization	144.5	141.1
Gain on divestiture of business, excluding transaction costs	(18.0)	(254.8)
Deferred income tax benefit	(11.0)	(26.7)
Other non-cash items, net	113.9	115.4
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	(36.3)	(209.2)
Accounts payable and accrued liabilities	(22.4)	42.6
Income taxes payable	(68.1)	(152.7)
Other liabilities	15.4	(27.4)
Net cash provided by operating activities	783.1	581.6
Cash flows from investing activities
Payments for capitalized contract costs	(36.4)	(71.9)
Payments for internal use software	(88.5)	(104.4)
Purchases of property and equipment	(22.9)	(31.9)
Purchases of settlement investments	(495.3)	(1,160.0)
Proceeds from the sale of settlement investments	262.0	919.3
Maturities of settlement investments	144.0	169.7
Purchases of non-settlement investments	—	(400.0)
Proceeds from the sale of non-settlement investments	100.0	300.0
Proceeds from divestiture, net of cash divested	—	887.2
Other investing activities	(3.7)	17.5
Net cash (used in)/provided by investing activities	(140.8)	525.5
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(349.0)	(364.2)
Common stock repurchased	(308.4)	(369.9)
Net proceeds from/(repayments of) commercial paper	184.9	(95.0)
Principal payments on borrowings	(300.0)	(300.0)
Proceeds from exercise of options	0.2	9.5
Net change in settlement obligations	(122.8)	(56.4)
Other financing activities	(1.7)	(1.3)
Net cash used in financing activities	(896.8)	(1,177.3)
Net change in cash and cash equivalents, including settlement, and restricted cash	(254.5)	(70.2)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	2,040.7	2,110.9
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,786.2	$2,040.7

	December 31,
	2023	2022
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,268.6	$1,285.9
Settlement cash and cash equivalents	496.0	708.1
Restricted cash in Other assets	21.6	41.5
Cash and cash equivalents included in Assets held for sale	—	5.2
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,786.2	$2,040.7

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Revenues:
Consumer Money Transfer	$975.5	$985.2	(1)%	$4,005.0	$3,993.5	0%
Business Solutions (a)	—	29.5	(e)	29.7	196.9	(85)%
Consumer Services (b)	76.8	77.2	(1)%	322.3	285.1	13%
Total consolidated revenues	$1,052.3	$1,091.9	(4)%	$4,357.0	$4,475.5	(3)%
Segment operating income:
Consumer Money Transfer	$148.9	$138.6	7%	$750.8	$765.1	(2)%
Business Solutions (a)	—	6.8	(e)	3.7	58.5	(e)
Consumer Services (b)	20.4	27.4	(25)%	92.5	100.8	(8)%
Total segment operating income	169.3	172.8	(2)%	847.0	924.4	(8)%
Russia/Belarus exit costs (c)	—	0.6	(e)	—	(10.0)	(e)
Business Solutions exit costs(c)	—	—	(e)	—	(7.7)	(e)
Operating expense redeployment program costs (d)	(10.0)	(21.8)	(e)	(29.5)	(21.8)	36%
Total consolidated operating income	$159.3	$151.6	5%	$817.5	$884.9	(8)%
Segment operating income margin
Consumer Money Transfer	15.3%	14.1%	1.2%	18.7%	19.2%	(0.5)%
Business Solutions (a)	(e)	23.1%	(e)	12.4%	29.7%	(e)
Consumer Services (b)	26.6%	35.5%	(8.9)%	28.7%	35.4%	(6.7)%

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business to the Buyer. The sale was completed in three closings, the first of which occurred on March 1, 2022. The second occurred on December 31, 2022 and the final occurred on July 1, 2023. The remaining operations of the Business Solutions business were included in Revenues and Operating income until their respective closings. During the period between the first and final closings, the Company was required to pay the Buyer a measure of profit from these operations, while owned by the Company, adjusted for other charges, as contractually agreed, which was included in Other income/(expense), net in the Consolidated Statements of Income.
(b)
Consumer Services primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(c)
Represents the exit costs incurred in connection with the suspension of operations in Russia and Belarus and the divestiture of the Business Solutions business. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation.
(d)
Represents severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy, as previously announced in October 2022. In the fourth quarter of 2023 and 2022, expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment.
(e)
Calculation not meaningful.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
Consolidated Metrics
Revenues (GAAP) - YoY % change		(15)%	(12)%	(10)%	3%	1%	(4)%	(3)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	(6)%	(4)%	(1)%	9%	7%	3%	4%
Operating margin (GAAP)		13.9%	19.8%	19.7%	20.7%	19.2%	15.1%	18.8%
Adjusted operating margin (non-GAAP)	(b)	15.8%	20.4%	20.5%	21.8%	19.6%	16.1%	19.6%

Consumer Money Transfer (CMT) Segment Metrics
Revenues (GAAP) - YoY % change		(11)%	(9)%	(6)%	4%	4%	(1)%	0%
Adjusted revenues (non-GAAP) - YoY % change	(h)	(9)%	(6)%	(5)%	5%	3%	(1)%	1%

Transactions (in millions)		69.3	274.1	65.3	70.6	70.6	72.9	279.4
Transactions - YoY % change		(12)%	(10)%	(6)%	4%	5%	5%	2%

Cross-border principal, as reported - YoY % change		(12)%	(10)%	(3)%	17%	13%	8%	9%
Cross-border principal (constant currency) - YoY % change	(i)	(9)%	(7)%	(1)%	18%	11%	7%	9%

Operating margin		14.1%	19.2%	18.9%	21.5%	19.0%	15.3%	18.7%

Branded Digital revenues (GAAP) - YoY % change	(gg)	(8)%	(3)%	(7)%	(2)%	3%	4%	0%
Branded Digital foreign currency translation impact	(k)	2%	2%	1%	0%	0%	0%	0%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	(6)%	(1)%	(6)%	(2)%	3%	4%	0%
Branded Digital transactions - YoY % change	(gg)	2%	0%	7%	12%	12%	13%	11%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
CMT Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(7)%	(4)%	(8)%	(8)%	(3)%	(1)%	(5)%
NA region foreign currency translation impact	(k)	0%	0%	0%	1%	0%	0%	0%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(7)%	(4)%	(8)%	(7)%	(3)%	(1)%	(5)%
NA region transactions	(aa), (bb)	(2)%	(5)%	1%	4%	7%	6%	5%

EU & CIS region revenues (GAAP)	(aa), (cc)	(23)%	(20)%	(16)%	(12)%	(9)%	(8)%	(11)%
EU & CIS region foreign currency translation impact	(k)	6%	5%	3%	2%	(1)%	(1)%	0%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	(17)%	(15)%	(13)%	(10)%	(10)%	(9)%	(11)%
EU & CIS region transactions	(aa), (cc)	(31)%	(25)%	(23)%	(1)%	0%	4%	(6)%

MEASA region revenues (GAAP)	(aa), (dd)	(9)%	(4)%	5%	66%	42%	12%	31%
MEASA region foreign currency translation impact	(k)	2%	2%	1%	1%	0%	0%	1%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	(7)%	(2)%	6%	67%	42%	12%	32%
MEASA region transactions	(aa), (dd)	(5)%	(1)%	(3)%	8%	9%	7%	6%

LACA region revenues (GAAP)	(aa), (ee)	11%	4%	15%	6%	10%	2%	8%
LACA region foreign currency translation impact	(k)	2%	3%	2%	2%	(2)%	1%	1%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	13%	7%	17%	8%	8%	3%	9%
LACA region transactions	(aa), (ee)	8%	5%	9%	8%	9%	4%	7%

APAC region revenues (GAAP)	(aa), (ff)	(20)%	(13)%	(8)%	(7)%	(8)%	(7)%	(7)%
APAC region foreign currency translation impact	(k)	6%	4%	3%	3%	1%	2%	2%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(14)%	(9)%	(5)%	(4)%	(7)%	(5)%	(5)%
APAC region transactions	(aa), (ff)	(12)%	(12)%	(2)%	1%	0%	6%	1%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
% of CMT Revenue
NA region revenues	(aa), (bb)	39%	40%	38%	35%	37%	39%	37%
EU & CIS region revenues	(aa), (cc)	27%	28%	26%	24%	24%	25%	25%
MEASA region revenues	(aa), (dd)	16%	16%	19%	26%	23%	18%	21%
LACA region revenues	(aa), (ee)	12%	10%	11%	10%	11%	12%	11%
APAC region revenues	(aa), (ff)	6%	6%	6%	5%	5%	6%	6%

Branded Digital revenues	(aa), (gg)	21%	22%	22%	21%	21%	23%	22%

Consumer Services (CS)
Revenues (GAAP) - YoY % change		20%	12%	23%	10%	22%	(1)%	13%
Operating margin		35.5%	35.4%	38.6%	22.0%	27.5%	26.6%	28.7%

% of Total Company Revenue (GAAP)
Consumer Money Transfer segment revenues		90%	89%	91%	92%	93%	93%	92%
Business Solutions segment revenues		3%	5%	1%	1%	0%	0%	1%
Consumer Services segment revenues		7%	6%	8%	7%	7%	7%	7%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented within this press release and related tables provide meaningful supplemental information regarding the Company’s results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze operating, profitability, and other financial performance trends in the Company’s underlying business because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company's underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,091.9	$4,475.5	$1,036.9	$1,170.0	$1,097.8	$1,052.3	$4,357.0
	Foreign currency translation impact	(k)	49.4	185.5	35.2	40.6	25.6	41.9	143.3
	Revenues, constant currency (non-GAAP)		1,141.3	4,661.0	1,072.1	1,210.6	1,123.4	1,094.2	4,500.3
	Less Business Solutions revenues, constant currency (non-GAAP)	(k), (n)	(34.0)	(216.4)	(16.0)	(13.9)	—	—	(29.9)
	Adjusted revenues (non-GAAP)		$1,107.3	$4,444.6	$1,056.1	$1,196.7	$1,123.4	$1,094.2	$4,470.4
	Prior year revenues (GAAP)		$1,284.8	$5,070.8	$1,155.7	$1,138.3	$1,089.6	$1,091.9	$4,475.5
	Less prior year revenues from Business Solutions (GAAP)	(n)	(109.2)	(421.8)	(89.1)	(35.7)	(42.6)	(29.5)	(196.9)
	Adjusted prior year revenues (non-GAAP)		$1,175.6	$4,649.0	$1,066.6	$1,102.6	$1,047.0	$1,062.4	$4,278.6
	Revenues (GAAP) - YoY % change		(15)%	(12)%	(10)%	3%	1%	(4)%	(3)%
	Revenues, constant currency (non-GAAP) - YoY% change		(11)%	(8)%	(7)%	6%	3%	0%	1%
	Adjusted revenues (non-GAAP) - YoY % change		(6)%	(4)%	(1)%	9%	7%	3%	4%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$151.6	$884.9	$204.7	$242.6	$210.9	$159.3	$817.5
	Acquisition and separation costs	(m)	1.6	13.9	—	2.4	0.5	0.2	3.1
	Russia/Belarus exit costs	(o)	(0.6)	10.0	—	—	—	—	—
	Operating expense redeployment program costs	(q)	21.8	21.8	7.1	8.3	4.1	10.0	29.5
	Less Business Solutions operating income	(n)	(6.6)	(56.6)	(1.9)	(1.7)	—	—	(3.6)
	Adjusted operating income (non-GAAP)		$167.8	$874.0	$209.9	$251.6	$215.5	$169.5	$846.5
	Operating margin (GAAP)		13.9%	19.8%	19.7%	20.7%	19.2%	15.1%	18.8%
	Adjusted operating margin (non-GAAP)		15.8%	20.4%	20.5%	21.8%	19.6%	16.1%	19.6%

(c)	Net income (GAAP)		$249.4	$910.6	$151.8	$176.2	$171.0	$127.0	$626.0
	Acquisition and separation costs	(m)	1.6	13.9	—	2.4	0.5	0.2	3.1
	Business Solutions gain	(n)	(96.9)	(248.3)	—	—	(18.0)	—	(18.0)
	Russia/Belarus exit costs	(o)	(0.6)	10.0	—	—	—	—	—
	Operating expense redeployment program costs	(q)	21.8	21.8	7.1	8.3	4.1	10.0	29.5
	Income tax benefit from reversal of significant uncertain tax positions	(p)	(68.5)	(81.7)	—	—	—	—	—
	Income tax expense/(benefit) from other adjustments	(m), (n), (o), (q)	14.7	58.4	3.7	3.8	1.7	(4.6)	4.6
	Adjusted net income (non-GAAP)		$121.5	$684.7	$162.6	$190.7	$159.3	$132.6	$645.2

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
	Consolidated Metrics cont.
(d)	Net income (GAAP)		$249.4	$910.6	$151.8	$176.2	$171.0	$127.0	$626.0
	Provision/(benefit) for income taxes		(32.9)	98.0	29.2	40.2	33.3	17.1	119.8
	Interest income		(6.6)	(13.9)	(3.2)	(4.2)	(3.6)	(4.6)	(15.6)
	Interest expense		26.2	101.0	25.0	27.0	27.0	26.3	105.3
	Depreciation and amortization		46.4	183.8	46.6	45.9	46.0	45.1	183.6
	Other expense, net		12.4	37.5	1.9	3.4	1.2	(6.5)	—
	Business Solutions gain	(n)	(96.9)	(248.3)	—	—	(18.0)	—	(18.0)
	Acquisition and separation costs	(m)	1.6	13.9	—	2.4	0.5	0.2	3.1
	Russia/Belarus exit costs	(o)	(0.6)	10.0	—	—	—	—	—
	Operating expense redeployment program costs	(q)	21.8	21.8	7.1	8.3	4.1	10.0	29.5
	Less Business Solutions operating income	(n)	(6.6)	(56.6)	(1.9)	(1.7)	—	—	(3.6)
	Adjusted EBITDA (non-GAAP)	(l)	$214.2	$1,057.8	$256.5	$297.5	$261.5	$214.6	$1,030.1

(e)	Net cash provided by operating activities (GAAP)								$783.1
	Payments for capitalized contract costs								(36.4)
	Payments for internal use software								(88.5)
	Purchases of property and equipment								(22.9)
	Free cash flow (non-GAAP)								$635.3
	Tax payment associated with the 2017 United States federal tax liability	(r)							119.5
	Adjusted free cash flow (non-GAAP)								$754.8
	Adjusted net income (non-GAAP)								$645.2
	Adjusted free cash flow conversion (non-GAAP)								117%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
	Consolidated Metrics cont.
(f)	Effective tax rate (GAAP)		(15)%	10%	16%	19%	16%	12%	16%
	Reversal of significant uncertain tax positions	(p)	32%	8%	0%	0%	0%	0%	0%
	Other adjustments	(m), (n), (o), (q)	(2)%	(3)%	(2)%	(3)%	1%	2%	(1)%
	Adjusted effective tax rate (non-GAAP)		15%	15%	14%	16%	17%	14%	15%

(g)	Diluted earnings per share (GAAP) ($- dollars)		$0.65	$2.34	$0.40	$0.47	$0.46	$0.35	$1.68
	Pretax impacts from the following:
	Acquisition and separation costs	(m)	—	0.03	—	0.01	—	—	0.01
	Business Solutions gain	(n)	(0.25)	(0.64)	—	—	(0.05)	—	(0.05)
	Russia/Belarus exit costs	(o)	—	0.03	—	—	—	—	—
	Operating expense redeployment program costs	(q)	0.06	0.06	0.02	0.02	0.01	0.03	0.08
	Income tax expense/(benefit) impacts from the following:
	Reversal of significant uncertain tax positions	(p)	(0.18)	(0.21)	—	—	—	—	—
	Other adjustments	(m), (n), (o), (q)	0.04	0.15	0.01	0.01	0.01	(0.01)	0.02
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.32	$1.76	$0.43	$0.51	$0.43	$0.37	$1.74

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q22	FY2022	1Q23	2Q23	3Q23	4Q23	FY2023
	CMT Segment Metrics
(h)	Revenues (GAAP)		$985.2	$3,993.5	$938.3	$1,072.2	$1,019.0	$975.5	$4,005.0
	Foreign currency translation impact	(k)	30.9	116.9	13.8	8.5	(3.3)	2.1	21.1
	Revenues, constant currency (non-GAAP)		$1,016.1	$4,110.4	$952.1	$1,080.7	$1,015.7	$977.6	$4,026.1
	Prior year revenues (GAAP)		$1,111.5	$4,394.0	$999.0	$1,026.9	$982.4	$985.2	$3,993.5
	Revenues (GAAP) - YoY % change		(11)%	(9)%	(6)%	4%	4%	(1)%	0%
	Adjusted revenues (non-GAAP) - YoY % change		(9)%	(6)%	(5)%	5%	3%	(1)%	1%

(i)	Cross-border principal, as reported ($- billions)		$23.4	$93.6	$23.0	$27.5	$26.0	$25.2	$101.7
	Foreign currency translation impact	(k)	0.8	3.3	0.5	0.0	(0.3)	(0.2)	0.0
	Cross-border principal, constant currency ($- billions)		$24.2	$96.9	$23.5	$27.5	$25.7	$25.0	$101.7
	Prior year cross-border principal, as reported ($- billions)		$26.5	$104.1	$23.8	$23.4	$23.0	$23.4	$93.6
	Cross-border principal, as reported - YoY % change		(12)%	(10)%	(3)%	17%	13%	8%	9%
	Cross-border principal, constant currency - YoY % change		(9)%	(7)%	(1)%	18%	11%	7%	9%

	Business Solutions Segment Metrics
(j)	Revenues (GAAP)		$29.5	$196.9	$15.4	$14.3	$—	$—	$29.7
	Foreign currency translation impact	(k)	4.5	19.5	0.6	(0.4)	—	—	0.2
	Revenues, constant currency (non-GAAP)		$34.0	$216.4	$16.0	$13.9	$—	$—	$29.9
	Prior year revenues (GAAP)		$109.2	$421.8	$89.1	$35.7	$42.6	$29.5	$196.9
	Revenues (GAAP) - YoY % change		(73)%	(53)%	(83)%	(60)%	*	*	(85)%
	Adjusted revenues (non-GAAP) - YoY % change		(69)%	(49)%	(82)%	(61)%	*	*	(85)%

_________________________________________________

* Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

2024 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP)		$4,075	$4,175
Foreign currency translation impact, net of Argentina inflation	(k)	25	25
Revenues, adjusted (non-GAAP)		$4,100	$4,200

		Range
Operating margin (GAAP)		18%	20%
Operating expense redeployment program costs	(q)	1%	1%
Impact from acquisition and separation costs	(m)	0%	0%
Operating margin, adjusted (non-GAAP)		19%	21%

		Range
Earnings per share (GAAP) ($- dollars)		$1.57	$1.67
Operating expense redeployment program costs	(q)	0.08	0.08
Acquisition and separation costs	(m)	—	—
Income taxes associated with these adjustments	(m), (q)	—	—
Earnings per share, adjusted (non-GAAP) ($- dollars)		$1.65	$1.75

Non-GAAP related notes:

(k)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Beginning in 2024, the Company will also remove the effect of Argentina inflation from its adjusted revenues, due to Argentina’s hyperinflationary economy.
(l)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(m)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. Also includes costs associated with the divestiture of the Business Solutions business, primarily related to severance and non-cash impairments of property and equipment and an operating lease right-of-use asset.
(n)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer"). The sale was completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing, which included the United Kingdom operations, occurred on December 31, 2022 and resulted in a gain of $96.9 million. The final closing, which included the European Union operations, occurred on July 1, 2023 and resulted in a gain of $18.0 million. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. The operations of the Business Solutions business sold continued to be included in Revenues and Operating income until their respective closings. However, between the first and final closings, the Company was required to pay the Buyer a measure of the profits from these operations, while owned by the Company, adjusted for other charges, and this expense was recognized in Other expense, net. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes, from its results.
(o)
Represents the exit costs incurred in connection with the Company's suspension of its operations in Russia and Belarus primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets.
(p)
Represents non-cash reversals of significant uncertain tax positions. While the Company continues to reverse its uncertain tax positions upon settlements with taxing authorities, the lapse of the applicable statute of limitations, and other events, the Company has excluded certain reversals of uncertain tax positions in the third and fourth quarter of 2022 because of the significance of these reversals on its reported results.
(q)
Represents severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy as previously announced in October 2022. In the fourth quarter of 2023 and 2022, expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. The Company has also excluded a tax benefit directly associated with streamlining the Company’s legal structure in the fourth quarter of 2023 from its measures of adjusted net income, adjusted effective tax rate, and adjusted diluted earnings per share.
(r)
Represents an installment payment on the tax liability on certain of our previously undistributed earnings pursuant to United States tax reform legislation enacted in December 2017.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer Money Transfer segment.
(cc)
Represents the Europe and the Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer Money Transfer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer Money Transfer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer Money Transfer segment, including Mexico.
(ff)
Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer Money Transfer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“Branded Digital”).